                                                                 Exhibit 10.9

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. THE NOTE IS BEING OFFERED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAW AND CANNOT BE RESOLD UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER SUCH LAWS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER GOVERNMENTAL AGENCY HAS PASSED ON, RECOMMENDED, OR ENDORSED THE MERITS OF THIS NOTE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                             SECURED PROMISSORY NOTE
                             -----------------------

$400,000                                                          JUNE 27, 2002

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, Snipes Production, LLC, a Pennsylvania limited liability company (hereinafter referred to, and obligated as, "Borrower"), promises to pay to the order of International
                       --------
Travel CD`s,  Inc.,  ("Lender"),  the principal  amount of Four Hundred Thousand
                       ------
Dollars ($400,000) or so much thereof as Lender shall have advanced to Borrower in accordance with the schedule attached at Exhibit "A" hereto, together with interest on the outstanding principal balance calculated as set forth below, until the date on which the principal amount is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Secured Promissory Note (the "Note").
                              ----

         1. Maturity  Date. The entire  outstanding  principal  balance  hereof,
            ---------------
together with interest as provided herein, shall be due and payable on the earlier of December 31, 2002 or the date ten (10) calendar days after the date on or as of which Lender conducts a closing of at least Five Million Dollars ($5,000,000) in the private placement offering that is a condition to closing the transactions contemplated in the Share Exchange Agreement and Plan of Reorganization (the "Share Exchange Agreement") dated April 26, 2002 by and
                       --------------------------
between Lender and Chris Schwartz, sole owner of Metropolitan Recording, Inc., the sole owner of Borrower`s issued and outstanding membership interests (the "Maturity Date"), provided that, if the transactions contemplated by the Share
 -------------
Exchange Agreement have not closed within such ten (10) day period due to Lender`s failure to satisfy the Conditions to Obligations of Schwartz set forth in Article VI of the Share Exchange Agreement or due to some other cause within the control of Lender, then the Maturity Date shall be extended until such date that Lender satisfies such conditions or otherwise remedies the impediment to closing and agrees to proceed to closing of the transactions contemplated by the Share Exchange Agreement, but in no event beyond December 31, 2002. Borrower shall make principal payments to Lender prior to the Maturity Date in amounts equal to, and on the dates which are five (5) calendar days after Borrower receives, revenues, cash payments or any cash advances from any source, net of any expenses directly associated with such cash payments or cash advances (but not such revenues). Lender may waive in writing any such principal payment whether in lieu of a scheduled advance or otherwise. Principal amounts repaid prior to the Maturity Date may not be reborrowed.

         2.  Interest.  On the  Maturity  Date,  Borrower  shall  pay to  Lender
             ---------
interest on the principal balance hereof in an amount equal to twenty-five percent (25%) of the aggregate amount of funds advanced to Borrower pursuant to the terms of this Note. Principal payments made prior to the Maturity Date shall not reduce the aggregate amount advanced for purposes of calculating interest.

         3. Security. As more fully documented in that certain Copyright Royalty
            --------
and Security Agreement dated as of the date of this Note by and between Borrower and Lender (the "Security Agreement"), Borrower`s performance of its obligations
                 ------------------
under this Note shall be secured by a second lien security interest in the feature length motion picture entitled "Snipes" (the "Movie") and all ownership rights which Borrower has or subsequently acquires in the Movie including, but not limited to, (i) all intellectual property rights, (ii) all distribution rights on or through any medium, (iii) all licensing fees and royalties received in connection with any display or distribution of the movie on or through any medium, (iv) all merchandising rights, (v) all publication rights, and (vi) all syndication rights.

         4.  Lender`s  Rights Upon Default.  Each of the following  events shall
             -----------------------------
constitute an "Event of Default" and, upon the occurrence thereof, Lender shall have the option, immediately upon written notice to Borrower, (a) to accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof and (b) to exercise all of Lender`s rights and remedies under this Note and the Security Agreement or otherwise available at law or in equity:

                  (i)  Borrower  shall  fail  to  pay  the  entire   outstanding
principal amount and interest of the Note on the Maturity Date or shall fail to make any interim payment of principal in the proper amount and when due;

                  (ii) Borrower shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its or their creditors;

                  (iii) Proceedings in bankruptcy, or for reorganization of Borrower for the readjustment of any of its debts, under the United States
Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower or shall be commenced against Borrower and shall not be dismissed within sixty (60) days of their commencement;

                  (iv) A receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within sixty (60) days of appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or Borrower shall discontinue its business(es) or materially change the nature of its business(es); or

                  (v) Borrower shall suffer any final judgment for the payment of money in excess of Fifty Thousand Dollars ($50,000) and the same shall not be discharged or stayed within a period of thirty (30) days from the date of entry thereof.

         5. Application of Funds. All sums realized by Lender on account of this
            --------------------
Note, from whatever source received, shall be applied first to any fees, costs and expenses (including attorney`s fees) incurred by Lender, second to accrued and unpaid interest, and then to principal.

         6.  Attorney`s  Fees and  Costs.  In the event that  Lender  engages an
             ---------------------------
attorney to represent it in connection with (a) any Event of Default by Borrower under this Note, (b) the enforcement of any of Lender`s rights and remedies hereunder following an Event of Default, (c) any bankruptcy or other insolvency proceedings commenced by or against Borrower and/or (d) any actual litigation arising out of or related to any of the foregoing, then Borrower shall be liable to and shall reimburse Lender on demand for all reasonable attorneys` fees, costs and expenses incurred by Lender in connection with any of the foregoing.

         7. Governing  Law. This Note is made and delivered in the  Commonwealth
            --------------
of Pennsylvania and shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles. Borrower agrees to the exclusive jurisdiction of the federal and state courts located in the Eastern District of the Commonwealth of Pennsylvania in connection with any matter arising hereunder, including the collection and enforcement of this Note.

         8. Miscellaneous.
            --------------

                  (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note.

                  (b) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Borrower made in connection with this Note shall bind Borrower`s successors and assigns.

                  (c) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  (d) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Lender`s right to exercise that or any other right or remedy to which Lender is entitled.

                  (e) The rights and remedies of Lender under this Note shall be in addition to any other rights and remedies available to Lender at law or in equity, all of which may be exercised singly or concurrently.

         IN WITNESS WHEREOF, Borrower has duly executed this Secured Promissory Note the day and year first above written and has hereunto set hand and seal.


                                        SNIPES PRODUCTION LLC, by its Managing
                                           Member

                                           METROPOLITAN RECORDING, INC.



                                           By: /s/ Chris Schwartz
                                             ---------------------------------
                                              Chris Schwartz
                                              President

                                   EXHIBIT "A"
                                   -----------

                                FUNDING SCHEDULE
                                ----------------


         The parties hereby agree that they anticipate that Lender will be requested to extend and shall, at the request of Borrower, extend funds to Borrower under this Note in accordance with the following schedule, provided that such dates occur prior to the Maturity Date:


            Date                                     Amount
            ----                                     ------

            June 25, 2002                            $     75,000
            July 8, 2002                             $     75,000
            July 29, 2002                            $     75,000
            August 12, 2002                          $    100,000
            August 26, 2002                          $     75,000

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